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                                                                   Exhibit 23(a)





                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of COMSAT Corporation on Form S-3 of our reports dated February 16, 1994, relating to the consolidated financial statements of COMSAT Corporation, appearing in the Annual Report on Form 10-K, as amended on Form 10-K/A for the year ended December 31, 1993, and our report dated June 24, 1994 relating to the supplemental consolidated financial statements of COMSAT Corporation, appearing in the Form 8-K current report of COMSAT Corporation dated June 29, 1994, as amended on Form 8-K/A, which aforementioned reports include explanatory paragraphs referring to the changes in the Corporation's method of accounting for postretirement health and life insurance benefits and in its method of accounting for income taxes, and our report dated August 20, 1993, relating to the consolidated financial statements of Radiation Systems, Inc., appearing in the Annual Report on Form 10-K of Radiation Systems, Inc., as amended by Amendment No. 3 on Form 10-K/A for the year ended June 30, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche



Washington, D.C.
July 8, 1994